Exhibit 5.1

June 23, 2023

Alto Ingredients, Inc.

1300 South Second Street

Pekin, Illinois 61554

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alto Ingredients, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale by the Company of up to $100,000,000 aggregate offering amount of (i) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Common Shares”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”) to be issued under one or more indentures to be entered into between the Company, as issuer, and a trustee (forms of which are included as Exhibits 4.11 and 4.12 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities in one or more series (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants or upon conversion or exchange of the Debt Securities, (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants, in any combination (the “Units”), and/or (vii) any combination of the foregoing securities. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Registered Securities.”

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This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Registered Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in numbered paragraphs 3 through 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of any Registered Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

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2. With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Registered Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences, qualifications, and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation properly filed with the Secretary of State of the State of Delaware, and (c) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

3. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, when (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Warrants to be offered pursuant to the Registration Statement, when (a) a warrant agreement, if any, has been duly authorized, executed and delivered by the Company and the warrant agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such warrant agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and/or (ii) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action and in accordance with the terms of the Warrants and the warrant agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5. With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) a unit agreement has been duly authorized, executed and delivered by the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such unit agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such unit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock comprising the Units have been duly authorized and reserved for issuance and/or (ii) the Debt Securities comprising such Units have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery, in each case by all necessary corporate action and in accordance with the terms of the Units and the unit agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof. Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

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With your consent, we have assumed (a) that each of the Applicable Indentures and Debt Securities, warrant agreements and Warrants, unit agreements and Units governing such Registered Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

In rendering the opinions expressed above, we have further assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement; (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof filed as exhibits to the Registration Statement and the terms of all Registered Securities will conform in all material respects to the respective descriptions thereof in the Prospectus; (iv) the Registered Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (v) certificates, if required, representing the Registered Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

It is understood that this opinion is to be used only in connection with the offer and sale of Registered Securities while the Registration Statement is in effect.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Registered Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP